Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Carter Validus Mission Critical REIT II, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Tampa, Florida

October 13, 2015

Certified Public Accountants